                                                                    EXHIBIT 10.6


                          THIRD AMENDED AND RESTATED
                       GUARANTY OF COMMNET CELLULAR INC.
                                      to
                                  COBANK, ACB
                        (for itself and as Agent Bank)

                         dated as of September 6, 1995

                               TABLE OF CONTENTS
I.  RECITALS...............................................................  1
      1.  Guaranty.........................................................  1
      2.  Guaranty of Payment; Waiver of Defenses, Etc.....................  2
               (a) General.................................................  2
               (b) Waivers.................................................  3
               (c) Subrogation.............................................  4
      3.  Recovery of Payment..............................................  4
      4.  Information Regarding Borrower...................................  4
      5.  Security.........................................................  4
               (a) General.................................................  4
               (b) Transfer Restrictions...................................  5
      6.  Representations and Warranties...................................  6
               (a) Good Standing...........................................  6
               (b) Corporate Authority.....................................  6
               (c) Title to Collateral.....................................  6
               (d) Litigation..............................................  6
               (e) Conflicting Documents or Agreements.....................  7
               (f) Financial Statements; No Material Adverse ..............  7
               (g) Payment of Taxes........................................  7
               (h) Licenses................................................  8
               (i) Employee Benefit Plans..................................  8
               (j) Equity Investments......................................  9
               (k) Real Property........................................... 10
               (l) Systems, Contiguous Systems and Paging.................. 10
               (m) No Contingent Liabilities............................... 11
               (n) 6 3/4 Notes............................................. 11
               (o) Disclosure.............................................. 11
      7.  Affirmative Covenants of Guarantor............................... 11
               (a) Financial and Other Reports............................. 12
               (b) Maintenance of Existence................................ 13
               (c) Compliance with Legal Requirements; ERISA............... 14
               (d) Taxes................................................... 15
               (e) Insurance............................................... 15
               (f) Title to Assets and Maintenance......................... 16
               (g) Payment of Liabilities.................................. 16
               (h) Real Property Security Interests........................ 16
               (i) Basic Documents......................................... 16
               (j) Licenses................................................ 16
               (k) Completion of Systems and Paging Systems................ 17

               (l) Financial Covenants..................................... 17
                     (i)  Equity to Capitalization......................... 17
                    (ii)  Consolidated Funded Debt Coverage................ 18
                   (iii)  Debt Service Coverage............................ 18
                    (iv)  Cash Interest Coverage........................... 18
                     (v)  Working Capital.................................. 18
               (m) Changes to Underlying Borrower Maximum.................. 18
               (n) Funding of the Underlying Borrower Maximum.............. 19
               (o) Redemption Notice....................................... 19
               (p) Notice of Default Under Indenture....................... 19
      8.  Negative Covenants of Borrower................................... 19
               (a) Borrowing............................................... 19
               (b) No Other Business....................................... 20
               (c) Liens................................................... 20
               (d) Sale of Assets.......................................... 21
               (e) Liabilities of Others................................... 21
               (f) Dividends, Repurchases and Distributions;............... 22
               (g) Merger; Sale of All Assets; Stock Sales................. 22
               (h) Loans, Advances and Investments......................... 24
               (i) Property and Services from Guarantor.................... 25
               (j) Redemption Rights Under the Indenture................... 25
               (k) Acceleration of Notes................................... 25
               (l) Defeasance or Covenant Defeasance....................... 25
      9.  Indemnification.................................................. 25
               (a) General................................................. 25
               (b) Indemnification Relating to Hazardous................... 26
      10. Defined Terms.................................................... 27
      11. Subordination of Junior Debt..................................... 30
               (a) Subordination........................................... 30
               (b) Distributions........................................... 30
               (c) Enforcement of Rights of Guarantor...................... 30
               (d) Further Assurances...................................... 30
               (e) Payments Received by Guarantor.......................... 31
               (f) Instrument Legend and Notation.......................... 31
      12. Miscellaneous.................................................... 31
               (a) Syndication............................................. 31
               (b) Loan Agreement.......................................... 32
               (c) No Waiver by Bank....................................... 32
               (d) Assignment.............................................. 32
               (e) Severability............................................ 32
               (f) Amendments.............................................. 32
               (g) Service of Process and Consent to....................... 32

               (h) Notices................................................. 33

                                   EXHIBITS
                                   --------

EXHIBIT A      Schedule of Litigation

EXHIBIT B      Employee Benefit Arrangements

EXHIBIT C      Schedule of Equity Investments

EXHIBIT D      Schedule of Real Property

EXHIBIT E      Compliance Certificate

                          THIRD AMENDED AND RESTATED
                       GUARANTY OF COMMNET CELLULAR INC.


     This THIRD AMENDED AND RESTATED GUARANTY ("Guaranty") is made and given as of September 6, 1995, by CommNet Cellular Inc., a Colorado corporation, formerly known as Cellular, Inc. ("Guarantor"), to CoBank, ACB, formerly known as National Bank for Cooperatives, for itself and as Agent Bank for the benefit of all present and future Syndication Parties ("Bank"). This Third Amended and Restated Guaranty amends and restates the Amended and Second Restated Guaranty dated as of March 31, 1993 between Guarantor and Bank and does not constitute a novation or discharge of the obligations of Guarantor thereunder.

     RECITALS:
     ---------

     A. Guarantor desires to finance the development and operation of cellular telephone systems through Cellular, Inc. Financial Corporation, a Colorado corporation ("Borrower"), a wholly-owned subsidiary of Guarantor. Guarantor and Borrower have furnished Bank with project budgets and other financial information regarding the capital requirements for the cellular telephone systems.

     B. Guarantor wishes Bank and the Syndication Parties (as defined below) to extend credit to Borrower under the Consolidated Loan Agreement, dated as of September 6, 1995, between Borrower and Bank (as amended from time to time, the "Loan Agreement"), which Loan Agreement replaces and supersedes the Loan Agreement for RSAs and the Loan Agreement for MSAs, each dated as of March 15, 1989, between Borrower and Bank, which have been amended and restated as of March 31, 1993 and as subsequently amended. Bank and the Syndication Parties are willing to extend such credit to Borrower pursuant to the provisions of the Loan Agreement upon the condition, among others, that this Guaranty be executed by Guarantor and delivered to Bank.

     C. At the date hereof, Guarantor owns and holds 100% of all outstanding shares of capital stock of Borrower. Guarantor will benefit from the extension of such credit.

     NOW THEREFORE, for value received, and intending to be legally bound herein, and to induce Bank and the Syndication

Parties to extend credit and make advances to Borrower pursuant to the terms of the Loan Agreement, Guarantor covenants and agrees with Bank and the Syndication Parties as follows:

     1.   Guaranty.  Guarantor hereby guarantees absolutely and unconditionally
          --------
to Bank, and its successors and assigns, and any person or entity acquiring an interest in the Bank Debt pursuant to the Syndication Agreement or otherwise ("Syndication Party"), and to Bank in its role as Agent Bank for the Syndication Parties under the Syndication Agreement (and any Successor Agent Bank under the Syndication Agreement), and becomes surety for: (i) the due and punctual payment of all the Bank Debt under the Loan Agreement and the Syndication Party Notes (and including amounts reflected therein which were originally advanced under the Loan Agreement for RSAs and/or the Loan Agreement for MSAs), including indebtedness, principal, interest, Loan Fees, Certificate purchase obligations and Funding Losses, all as defined in the Loan Agreement, and all expenses, charges and other amounts payable by Borrower pursuant to the Loan Agreement and the Syndication Party Notes and all related security agreements, related notes and other related documents, and any renewal, amendment, extension or replacement thereof, whether now existing or hereafter contracted or incurred, as and when any of the foregoing shall become due and payable in accordance with the terms thereof at stated maturity, by acceleration or otherwise; (ii) the full and timely performance of any and all obligations or liabilities of Borrower to Bank and to each Syndication Party, whether now existing or hereafter contracted or incurred, arising directly or indirectly out of or with respect to the Loan Agreement or any related security agreement, related note (including the Syndication Party Notes) or other related document (including without limitation liability for breach of any covenant); and (iii) the full and timely performance of any and all other obligations, indebtedness or liabilities contracted or incurred pursuant to any waiver or change of any provision of the Loan Agreement or any related security agreement, related note or other related document. Guarantor shall also pay all attorneys' fees and other expenses incurred by Bank, in its role as Agent Bank or otherwise, in enforcing any of the above-described indebtedness, obligations or liabilities of Borrower and in enforcing or collecting the obligations of this Guaranty, or protecting the Syndication Parties' or Bank's rights with respect thereto. The term "Guaranteed Obligations" as used in this Guaranty shall mean such indebtedness, obligations or liabilities of Borrower and of Guarantor described above in this Section 1. Unless the context would clearly prohibit such construction, (a) any reference herein to "Bank" shall include Bank in its role as Agent Bank for the Syndication Parties and any successor to Bank appointed in accordance with the provisions of the Syndication Agreement ("Successor Agent Bank") and (b) any reference herein to the rights or powers of, or waiving any obligation to take certain action by, "Bank" shall be deemed to provide such rights and powers to, and waive any obligation to take such action by, any such Successor Agent Bank.

     2.   Guaranty of Payment; Waiver of Defenses, Etc.
          ---------------------------------------------

          (a)  General.  This Guaranty is a guarantee of payment and not of
               -------
collection, and Guarantor waives any right to require that any action be brought against Borrower or to require that resort be had at any time to any direct or indirect security. Guarantor's obligations hereunder are continuing obligations and are absolute and unconditional irrespective of the genuineness, validity or enforceability of any instrument or instruments now or hereafter evidencing any Guaranteed Obligation or any part thereof (including but not limited to the Loan Agreement) or of any other agreement now or hereafter entered into by Bank and Borrower pursuant to which any Guaranteed Obligation or any part thereof is issued, or of any other circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Guarantor's obligations hereunder shall continue in full force and effect as long as any Guaranteed Obligation or any part thereof remains outstanding and unpaid or Bank or any Syndication Party has any obligation to make advances pursuant to the Loan Agreement.

          (b)  Waivers.  With respect to its obligations under this Guaranty,
               -------
Guarantor waives any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party, dependent upon its character as such. Guarantor hereby waives presentment for payment, notice of nonpayment, demand and protest. Guarantor agrees that its obligations hereunder shall not be affected or impaired in any way by any of the following acts or things (which Bank or a

Syndication Party may do from time to time without notice to Guarantor): (i) Any amendment, modification or extension of the Loan Agreement, or of any related security agreements, notes (including the Syndication Party Notes) and other documents, or any waiver of compliance by Borrower with the terms thereof, (ii) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, modification or other disposition of any Guaranteed Obligation or any collateral therefor, (iii) any acceptance or release of collateral for or guarantors of any Guaranteed Obligation, (iv) any inability, failure, neglect or omission to realize upon or protect any Guaranteed Obligation, or to obtain, perfect, enforce or realize upon any collateral therefor, or to exercise any lien upon or right of appropriation of any moneys, credits or property to the liquidation of any Guaranteed Obligation, or to pursue or obtain any deficiency judgment against Borrower following any foreclosure of any mortgage or deed of trust granted by Borrower to Bank on its own behalf or as Agent Bank, or (v) any application of payments or credits upon the Guaranteed Obligations or any other indebtedness of Borrower under the Loan Agreement. Bank shall not be required, before exercising its rights under this Guaranty, to first resort for the payment of any Guaranteed Obligation to Borrower, or other persons or entities or any collateral, property, liens or other remedies or rights whatsoever. With respect to its obligations under this Guaranty, Guarantor agrees not to exercise any right of contribution, recourse, subrogation or reimbursement available to Guarantor against Borrower or any other person or entity or property unless and until all the Guaranteed Obligations have been indefeasibly paid in full and there is no obligation of Bank or any Syndication Party to make advances under the Loan Agreement. Guarantor hereby waives any rights it may have at equity or in law to require Bank to apply any rights of marshalling or other equitable doctrines in the circumstances.

          (c)  Subrogation.  After all Guaranteed Obligations have been
               -----------
indefeasibly paid in full and there is no obligation of Bank or any Syndication Party to make advances under the Loan Agreement, Guarantor shall have and may exercise rights of subrogation against Borrower.

     3.   Recovery of Payment.  If any payment received by Bank or any
          -------------------
Syndication Party and applied to the Guaranteed Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason against (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower), the Guaranteed Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such applications, and this Guaranty shall be enforceable as to such Guaranteed Obligations as fully as if such applications had never been made.

     4.   Information Regarding Borrower.  Guarantor assumes full responsibility
          ------------------------------
for keeping fully informed of the financial condition of Borrower and all other circumstances affecting Borrower's ability to pay and perform the Guaranteed Obligations and agrees that neither Bank nor any Syndication Party shall have any duty to report to Guarantor any information which Bank or any Syndication Party shall receive about the financial condition of Borrower or any circumstances bearing on its ability to perform, and Guarantor hereby expressly and unconditionally waives any defense based on the failure of Bank or any Syndication Party to report such information.

     5.   Security.
          --------

          (a)  General.  As security for the payment and performance of the
               -------
Guaranteed Obligations, Guarantor shall grant to Bank, for itself and as Agent Bank for the benefit of the present and future Syndication Parties, and maintain for Bank, a first lien and security interest in all of its assets and properties, both real and personal, tangible or intangible, whether now owned or held or hereafter acquired (the "CCI Collateral"), except to the extent such lien and security interest granted to Bank may be junior to any Lien permitted by Section 8(c). Guarantor has executed and delivered to Bank the Guarantor Security Agreement as required under this Guaranty to evidence the security interest of Bank in the CCI Collateral, together with such financing statements or other documents as Bank shall request. The terms, provisions and conditions of the Guarantor Security Agreement and such financing statements or other documents are hereby incorporated in this Guaranty and made a part hereof. Guarantor shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as Bank shall request, in form and substance as Bank shall specify, to establish, confirm, perfect or provide notice of Bank's security interest in the CCI Collateral; provided, however, Guarantor shall not be required to provide to Bank collateral assignments for the following contracts: interconnect agreements; agent agreements for sales of cellular services; GTE Telecommunication Services or other clearinghouse agreements; roaming agreements; leases of office space at annual rentals of less than $10,000.00; and office operations agreements. However the parties confirm that the security interests and liens granted under the Guarantor Security Agreement as to these and all other contracts and contract rights shall not be adversely affected by Bank's not obtaining a collateral assignment for any contract.

          (b)  Transfer Restrictions.  The CCI Collateral includes Guarantor's
               ---------------------
equity interests in various entities. Except as otherwise consented to by Bank in writing, Guarantor shall obtain the consent, in form and content satisfactory to Bank in its sole discretion, of any and all persons or entities necessary to pledge and grant a security interest in each such equity interest and to allow Bank to transfer, subject to any applicable rights of first refusal (a copy of which has previously been furnished to Bank), such equity interest after foreclosing upon its security interest therein (or obtaining such interest by transfer in lieu of foreclosure), notwithstanding any applicable transfer restrictions ("Partner Consents"). If any such transfer restrictions apply to equity interests held by Guarantor and included within the CCI Collateral:

               (i) Guarantor represents and warrants that (A) a true, correct, and complete copy of any document containing such transfer restrictions has been furnished to Bank by Guarantor, or, if not presently in existence, shall be furnished by Guarantor to Bank at or prior to the latter of the first Advance by Bank under the Loan Agreement or the time of Guarantor's acquisition of the interest for which the consent is required, except as otherwise waived in writing by Bank; (B) no equity interest included in the CCI Collateral is subject to any transfer restrictions other than those as to which Bank has been furnished with copies; and (C) no such transfer restrictions will apply (either because of the language thereof or because all necessary waivers have been obtained) to the transfer or granting of a security interest therein to Bank, including Bank in its role of Agent Bank for the other Syndication Parties, provided, however, that rights of first refusal (a copy of which has previously been furnished to Bank) may be applicable to the foreclosure on, or transfer in lieu of foreclosure, by Borrower or Bank and the subsequent transfer by Borrower or Bank to a third party of, such Licensee Equity Interests and except as otherwise consented to by Bank in writing.


(iii) Guarantor agrees not to amend, or vote in favor of or consent to any amendment or addition to, any transfer restrictions affecting any equity interest held by Guarantor and included within the CCI Collateral which would materially affect such equity interest, or Bank's security interest therein, without the prior written consent of Bank, which consent may be withheld for any reason.

     Notwithstanding the foregoing, as used in this paragraph 5(b), transfer restrictions do not refer to or include (a) any requirement for approval of the FCC or any state or local regulatory agency to the extent, if any, required for the transfer of control concerning a FCC License, Paging License or a state or local license or authorization for a System, Contiguous System or Paging System and (b) any restrictions imposed by securities laws because equity interests have not been registered under any securities law.

     6.   Representations and Warranties.  Guarantor represents, covenants and
          ------------------------------
warrants to Bank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties that:

          (a)  Good Standing.  Guarantor and all CCI Entities are duly
               -------------
organized, existing and in good standing under the laws of their respective states or other jurisdiction of incorporation or formation. Guarantor and all CCI Entities have the power to own their properties and to carry on their businesses as now being conducted. Guarantor and all CCI Entities are duly qualified to do business and are in good standing in each jurisdiction in which the transaction of their businesses makes such qualification necessary and in which failure to qualify would have a material adverse effect on such entity.

          (b)  Corporate Authority.  Guarantor has full power and authority to
               -------------------
execute, deliver and perform this Guaranty and all other documents and agreements as contemplated by the Loan Agreement, all of which have been duly authorized. All consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of this Guaranty have been obtained.

          (c)  Title to Collateral.  Guarantor has good and marketable title to
               -------------------
all of the CCI Collateral, free and clear of all liens, pledges, restrictions and encumbrances except the security interest of Bank (for itself and as Agent
Bank), those permitted by Section 8(c) and the restrictions satisfying the requirements of Section 5(b) hereof.

          (d)  Litigation.  Except as set forth in Exhibit A attached hereto,
               ----------                          ---------
there are no pending legal or governmental actions, proceedings or investigations to which Guarantor or any of the CCI Entities is a party, or which affects any properties of Guarantor or any of the CCI Entities, which might result in any material adverse change in the business or financial condition of Guarantor or any of the CCI Entities and, to the best of Guarantor's knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or any other Person. If the CCI Entity is a corporation or a limited liability company and Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and the Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (e)  Conflicting Documents or Agreements.  There is no provision of
               -----------------------------------
Guarantor's articles of incorporation or bylaws, or of any CCI Entity's articles of incorporation, bylaws or partnership agreement (as the case may be), and no provision of any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Guarantor or any of the CCI Entities, or affecting their respective properties, which would conflict with or in any way prevent the execution, delivery or performance of this Guaranty by Guarantor. If the CCI Entity is a corporation or a limited liability company and Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (f)  Financial Statements; No Material Adverse Change.  All
               ------------------------------------------------
consolidated financial statements, schedules, and other written documents relating to the financial condition and results of operations of Guarantor as of September 30, 1994, and the consolidated financial statements of Guarantor as contained in its Annual Report on Form 10-K for the year ended September 30, 1994 and as contained in its Quarterly Report on Form 10-Q for the period ended December 31, 1994, which have been submitted by Guarantor to Bank prior to the execution of this Guaranty, present fairly the financial condition and results of operations of Guarantor and those CCI Entities which are consolidated with the Guarantor for financial reporting purposes, and are prepared in accordance with GAAP. Since September 30, 1994, there has been no material adverse change in the financial condition, results of operations, business or prospects of Guarantor or any of the CCI Entities. If the CCI Entity is a corporation or a limited liability company and the Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and the Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (g)  Payment of Taxes.  Guarantor and all CCI Entities have filed all
               ----------------
required federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due. Guarantor and all CCI Entities have paid when due all other taxes, assessments or impositions levied or assessed against Guarantor or the CCI Entities, or their respective businesses or properties. If the CCI Entity is a corporation or a limited liability company and the Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (h)  Licenses.  Guarantor and each of the CCI Entities have duly and
               --------
lawfully obtained, and are duly and lawfully maintaining, any and all licenses, certificates, permits, qualifications, authorizations, approvals and the like which are or may be required or necessary to the operation of their respective businesses, in every aspect thereof, under the appropriate governmental regulatory agency or agencies, whether federal, state, or local. If the CCI Entity is a corporation or a limited liability company and the Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and the Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (i)  Employee Benefit Plans.  Exhibit B contains a list of all written
               ----------------------   ---------
or oral "employee benefit plans," including without limitation any "multiemployer plan," which are currently in effect, are subject to Employee Retirement Income Security Act of 1974, as amended, and cover employees, former employees or independent contractors of Guarantor (each such being a "Benefit Arrangement"). Guarantor has provided to Bank true and complete copies of the Benefit Arrangements (including without limitation all amendments thereto and any related trust instruments and insurance contracts) or, in the case of each Benefit Arrangement not existing in a written form, a complete and accurate description of such Benefit Arrangement. Where applicable, each Benefit Arrangement (A) has been administered in material compliance with the terms of such Benefit Arrangement and the requirements of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), the Internal Revenue Code of 1986, as amended from time to time (the "Code") and the Age Discrimination in Employment Act and all regulations issued under each of those laws; (B) is in material compliance with the reporting and disclosure requirements of ERISA and the Code; and (C) has not had a "reportable event" that has not been properly reported. There are no facts that (i) have resulted in a "prohibited transaction" or have resulted or could result in the imposition of an excise tax pursuant to Section 4975 of the Code, (ii) have resulted in a material breach of fiduciary duty or violation of Part 4 of Title I of ERISA, or (iii) have resulted in a material liability (whether or not asserted as of the date hereof) of the Guarantor pursuant to Title IV of ERISA arising under or related to any event, act or omission occurring prior to the date hereof. Each Benefit Arrangement that is intended to qualify under Section 401(a) or to be exempt under Section 501(c)(9) of the Code is so qualified or exempt as of the date hereof, or, if such qualification or exemption has not been confirmed by the Internal Revenue Service, the Guarantor shall file an Application for Determination expeditiously (and in any event within the remedial amendment time period relating to the initial adoption of such Benefit Arrangement) and shall take such steps as are reasonably required to confirm such qualification or exemption. No Benefit Arrangement has an "accumulated funding deficiency" as of the date hereof, whether or not waived, and no waiver has been applied for. There are no pending or, to the best knowledge of Guarantor, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against the Guarantor or any trusts or fiduciaries related to the Benefit Arrangements. The Guarantor does not have any commitment or obligation to establish or adopt any new or additional Benefit Arrangements or to materially increase the benefits under any existing Benefit Arrangement. None of the Benefit Arrangements provide for the continuation of medical or health benefits except for continuation coverage required pursuant to the Code and ERISA. As used in this Section 6(i), all technical terms enclosed in quotation marks shall have the meanings set forth in ERISA.

          (j)  Equity Investments.  Guarantor does not currently have any
               ------------------
Subsidiaries (except Borrower, Cellular Network of South Dakota, Inc., Schaller Cellular, Inc., Cellular Inc. Network Corporation, Cellular Inc. LP Holding Co., Cellular Investments, Inc., ASN Corporation, Terre Haute Cellular, Inc., Castle Rock Cellular, Inc., San Miguel Cellular, Inc., Southwest Utah Cellular, Inc., Custer Cellular, Inc., Teton Cellular, Inc. and the Underlying Borrowers); and except as set forth on Exhibit C, Guarantor does not own stock or other voting
                       ---------
or equity interest,
directly or indirectly, in any Person. Exhibit C sets forth as of the date of
                                       ---------
this Guaranty for Guarantor and each CCI Entity the name of the entity, its form of organization, the authorized stock, the authorized voting or equity interests, the number of shares of such stock or such interests which are issued and outstanding or held in treasury, and the identity of each record and beneficial owner of more than five percent (5%) of such outstanding stock or interests of any class. Such stock and interests shown as outstanding of each CCI Entity are duly authorized, validly issued and outstanding, fully-paid and non assessable, and were not issued in violation of the preemptive or similar rights of any Person. Guarantor or a CCI Entity owns all shares of such stock and all such interests set forth in Exhibit C as being so owned, in each case
                                    ---------
free and clear of any Lien or restriction on transfer (other than restrictions generally applicable under securities laws and those restrictions satisfying the requirements of Section 5(b) hereof).

     Neither Guarantor nor any CCI Entity has outstanding or has any commitment to issue any right, option, warrant, convertible security or other instrument or security representing a right to acquire any shares of stock or any equity or voting interest of Guarantor or any CCI Entity except as disclosed in Exhibit C
                                                                      ---------
hereof.  Exhibit C shall be revised from time to time by Guarantor so that such
         ---------
Exhibit remains accurate and complete. If the CCI Entity is a corporation or a limited liability company and Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and the Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (k)  Real Property.  Except as shown on Exhibit D, Guarantor does not
               -------------                      ---------
now own any title or any other interest in real property, including without limitation any fee interest, leasehold interest or fixture. Guarantor and each CCI Entity has good and marketable title to all property and leasehold interests which it purports to own or hold. Exhibit D shall be revised from time to time
                                  ---------
by Guarantor so that such Exhibit remains accurate and complete. If the CCI Entity is a corporation or a limited liability company and the Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (l)  Systems, Contiguous Systems and Paging Systems.  To the best
               ----------------------------------------------
knowledge and belief of Guarantor, the contents of each of the following as previously provided from time to time to Bank by Guarantor and/or Borrower for each System, Contiguous System or Paging System, as applicable, are accurate and complete: Acquisition Cost, Contiguous System Information, Paging System Information, Paging System Cost and each Ten Year Plan. Without limiting the generality of the foregoing, each of the Contiguous System Information, Paging System Information, and each Ten Year Plan submitted to Bank accurately sets forth (or when submitted to Bank will accurately set forth) the financial prospects and the complete capital requirements for the acquisition, or construction, and operation of each Contiguous System, Paging System and System described therein. Each Contiguous System, Paging System and System will be or is operational, will be or is in compliance with all requirements of the FCC, and can be or has been acquired or constructed, as applicable, for the cost estimates or statements provided to Bank as part of the information described above.

          (m)  No Contingent Liabilities.  Except for obligations among
               -------------------------
Borrower, Guarantor, Underlying Borrowers, and except liabilities arising by reason of the fact that a CCI Entity is a general partner of a partnership, each of Guarantor and the CCI Entities (i) does not have any direct or contingent liability for any obligation of any Person other than itself, except Lewiston-Auburn Cellular, Inc. may have direct or contingent liabilities for the obligations under the Revolving Credit and Term Loan Agreement, dated as of March 24, 1988, and as heretofore amended, among Portland Cellular Partnership, Bank of New England, N.A. and Maine National Bank (with any amendments), except that Guarantor may have contingent liability under Letter of Credit Reimbursement Agreement dated October 26, 1990 and Letter of Credit dated December 19, 1990 issued by Bank in favor of St. Paul Bank for Cooperatives, and except that Guarantor may have direct or contingent liabilities for obligations of other

Persons which obligations do not exceed at any time the aggregate amount of $100,000, and (ii) has no obligation to make a loan or advance to any Person or to own, purchase or acquire any stock, obligations or securities of, or any other interests in, or to make any capital contribution to, any Person, except loans or advances by Guarantor to the extent permitted by Section 8(h)(v) hereof. If the CCI Entity is a corporation or a limited liability company and the Guarantor does not own a controlling interest in or manage such corporation or limited liability company or if the CCI Entity is a partnership and Guarantor is only a limited partner and does not manage the partnership, this warranty is only to the best of Guarantor's knowledge in regard to matters concerning such CCI Entity.

          (n)  6 3/4% Notes.  Guarantor has called for redemption the 6 3/4%
               ------------
Notes (as defined below) and the proceeds of the Notes (as defined below) were used, to the extent necessary, to fund the redemption of the 6 3/4% Notes and to satisfy the 6 3/4% Notes in full.

          (o)  Solvency.  As of the date of the Closing and after giving effect
               --------
to the transactions contemplated by the Loan Documents, (i) the property of Guarantor, at a fair valuation, will exceed its debt; (ii) the capital of Guarantor will not be unreasonably small to conduct its business; (iii) Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair, salable value of the assets of Guarantor will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 6(o), "debt" means any liability on a claim, and "claim" means (x) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (y) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.
          (p)  Disclosure.  Neither the representations and warranties of this
               ----------
Section 6 nor any information, exhibit or report furnished by Guarantor to Bank in connection with the negotiation and preparation of the Loan Agreement and this Guaranty, contains, nor did any representations and warranties contained in Section 6 of any predecessor to this Guaranty, nor any information, exhibit or report furnished by Guarantor to Bank in connection with the negotiation and preparation of any predecessors to the Loan Agreement or this Guaranty contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading.

     7.   Affirmative Covenants of Guarantor.  From and after the date of this
          ----------------------------------
Guaranty and until the Guaranteed Obligations are indefeasibly paid in full and neither Bank nor any Syndication Party has any obligation to make any advances under the Loan Agreement, Guarantor agrees that it will observe and comply with the following covenants, and if Guarantor is the managing general partner, manager or controlling stockholder of the CCI Entity, Guarantor shall also cause each such CCI Entity to observe and comply with the following covenants set off in brackets:

          (a)  Financial and Other Reports.
               ---------------------------

               (i) Guarantor [and CCI Entities] shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP. Bank shall from time to time and upon reasonable notice be entitled to visit and inspect any of the properties and financial records of Guarantor [and CCI Entities] during normal business hours and to discuss Guarantor's [and any CCI Entity's] business and finances with Guarantor's [or the CCI Entity's] officers.

               (ii) As soon as available, but in no event later than one hundred and twenty (120) days after the end of any fiscal year of Guarantor occurring during the term hereof, Guarantor shall deliver to Bank (A) annual financial statements of Guarantor on a consolidated basis, prepared in accordance with GAAP consistently applied which shall: (1) be audited by independent certified public accountants selected by Guarantor which are reasonably acceptable to Bank; (2) be accompanied by a report of such accountants containing an opinion reasonably acceptable to Bank; (3) be accompanied by a compliance

Certificate; (4) be prepared in reasonable detail and in comparative form; and
(5) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto; and (B) a "Combined," "Financed Proportionate," and "Company Proportionate" income statement of Guarantor.

               (iii) As soon as available but in no event more than sixty (60) days after the end of each of the first three quarters in Guarantor's fiscal year, Guarantor shall deliver to Bank (A) the following financial statements of Guarantor on a consolidated basis prepared in accordance with GAAP consistently applied: a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, for such Quarter and for the year to date, and such other quarterly statements as Bank may specifically request, which quarterly statements shall include any and all notes and schedules thereto; and
(B) a "Combined," "Financed Proportionate," and "Company Proportionate" income statement of Guarantor. Such quarterly financial statements of Guarantor required pursuant to (A) above shall be accompanied by a Compliance Certificate.

               (iv) As soon as the existence of any default in the observance or performance of the covenants in this Section 7 and in Section 8 hereof becomes known to any officer of Guarantor, Guarantor shall promptly give Bank notice of such default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

               (v) Guarantor shall also deliver to Bank, with reasonable promptness, such additional financial information or documentation as Bank may reasonably request.

               (vi) Guarantor [and CCI Entity] shall send to Bank, no later than the fifteenth day of each month, the items listed below with respect to filings made during the previous month, provided however, that if not otherwise required to be provided Guarantor and [CCI Entity] shall promptly provide copies of such items if requested by Bank: (A) a complete listing of all reports filed by Guarantor [or any CCI Entity] with any state or federal agency, including, but not limited to, a complete listing of all filings with any state public utilities commission or similar organization, (B) a complete listing of all filings with or notices received from the Internal Revenue Service, other than income tax returns, except that Guarantor and [CCI Entity] shall provide complete copies of notices relating to fines, penalties or interest payments, and (C) complete copies of every filing or report filed with the Securities and Exchange Commission.

               (vii) Guarantor shall promptly notify Bank in writing of any change in its [or any CCI Entity's] directors or executive officers.

               (viii) Guarantor shall promptly notify Bank in writing of all litigation in which Guarantor, Borrower [or any CCI Entity] is a party and which either involves an amount of $500,000 or more singly or in the aggregate at any time or is material to the financial condition, results of operation, business or prospects of Guarantor, Borrower [or any CCI Entity].

               (ix) Guarantor shall give prompt notice to Bank of any material adverse change in the financial condition, business, results of operation or prospects of Guarantor, Borrower [or any CCI Entity].

          (b)  Maintenance of Existence.  Guarantor shall maintain its corporate
               ------------------------
existence in good standing under the laws of Colorado. [Guarantor will cause each of the CCI Entities to maintain its corporate or partnership existence in good standing under the laws of the state or jurisdiction of its formation to the extent such existence is necessary or desirable in view of Guarantor's business, operations and properties.] Guarantor will qualify and remain qualified [, and will cause each of the CCI Entities to qualify and remain qualified,] as a foreign corporation or partnership in each jurisdiction in which such qualification is necessary or desirable in view of its business, operations and properties.

          (c)  Compliance with Legal Requirements; ERISA. Guarantor [and each of
               -----------------------------------------
the CCI Entities] shall comply with all laws, rules, regulations and orders applicable to Guarantor [or the CCI Entity] or their respective businesses; provided, however, that the failure of Guarantor [or the CCI Entity] to comply with this sentence in any instance shall not be a default hereunder unless such failure would have a material adverse impact on the financial condition, results of operation, business or prospects of Guarantor [or the CCI Entity]. Guarantor shall meet one of the following at all times, and at the written request of Bank which, after the first request, will only be made when Bank in good faith has concerns about the status of Guarantor under the Investment Company Act of 1940, as amended, and not more frequently than once a year, Guarantor shall furnish to Bank an opinion of a law firm acceptable to Bank to the effect of one of the following: Guarantor is not an investment company as defined in the Investment Company Act of 1940, as amended (the "Act"); or Guarantor is exempt from all provisions of the Act applicable to investment companies as such; or the Guarantor is registered as an investment company under the Act; or Guarantor has pending an application for exemption pursuant to Section 3(b)(2) of the Act pursuant to which Guarantor is exempt from all provisions of the Act applicable to investment companies as such for a period of 60 days from the date of filing of such application or such longer period as the Commission may determine. Guarantor and each ERISA Affiliate shall
(i) comply in all material respects with ERISA; (ii) cause any "employee pension benefit plan" adopted, established or maintained by Guarantor or an ERISA Affiliate to continue to qualify under ERISA and the Code; (iii) prepare and deliver each material report, statement or other document required by ERISA and the Code within the period specified therein and conforming in form and substance to the provisions thereof; and (iv) administer each "employee benefit plan" adopted, established, or maintained by Guarantor or an ERISA Affiliate in all material respects in accordance with the terms of such plan and with ERISA and the Code. Guarantor and each ERISA Affiliate shall not (a) engage in or permit any transaction which could result in a "prohibited transaction" or in the imposition of an excise tax pursuant to Section 4975 of the Code; (b) fail to make full payment when due of all amounts which, under the provisions of any "employee benefit plan," Guarantor or an ERISA Affiliate is required to pay as contributions thereto; (c) permit to exist any "accumulated funding deficiency," whether or not waived, with respect to any "pension plan" adopted, established or maintained by Guarantor or an ERISA Affiliate; or (d) fail to make any payments to any "multiemployer plan" that Guarantor or ERISA Affiliate may be required to make under any agreement relating to such "multiemployer plan" or any law pertaining thereto. Guarantor and each ERISA Affiliate shall not permit the "present value" of vested and nonvested "accrued benefits" under any "pension plan" to exceed the "current value" of the assets of such "pension plan" allocable to such "accrued benefits" by an amount in excess of $50,000. All actuarial assumptions and methods used to make each determination required by the preceding sentence shall be reasonable and shall comply with all requirements of law. Guarantor and each ERISA Affiliate shall not terminate any "pension plan" so as to result in any liability to the Pension Benefit Guaranty Corporation. Guarantor and each ERISA Affiliate shall furnish to Bank, within ten days after filing, copies of each annual report filed pursuant to Section 104 or Section 4065 of ERISA with respect to each "pension plan" adopted, established or maintained by Guarantor or an ERISA Affiliate (including, to the extent required to be filed by Section 103 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103). As used in this Section 7(c), the term "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, which together with Guarantor would be deemed a single employer within the meaning of Section 4001 of ERISA. As used in this Section 7(c), all technical terms enclosed in quotation marks shall have the meanings set forth in ERISA.

          (d)  Taxes.  [Each of] Guarantor [and the CCI Entities] shall cause to
               -----
be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless such taxes, assessments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and Guarantor [and the CCI Entity] shall establish adequate reserves therefor in accordance with GAAP.

          (e)  Insurance.  [Each of] Guarantor [and the CCI Entities] shall keep
               ---------
all insurable property, real and personal, now owned or hereafter acquired, insured at all times against loss or damage by fire and extended coverage risks and other hazards of the kinds customarily insured against and in amounts customarily carried by parties engaged in comparable businesses and comparably situated; maintain fidelity bond coverage on such officers and employees and in such amounts as customarily carried by parties engaged in comparable businesses and comparably situated; effect all such insurance and bonds under valid and enforceable policies issued by insurers of recognized responsibility; and upon request of Bank, deliver to Bank a summary schedule indicating all insurance then in effect. All policies of insurance maintained by Guarantor in accordance with this Section shall name Bank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, as an additional insured and shall provide that the policies cannot be cancelled or terminated without at least ten days prior written notice to Bank.

          (f)  Title to Assets and Maintenance.  [Each of] Guarantor [and the
               -------------------------------
CCI Entities] shall defend and maintain title to all its material properties and assets. [Each of] Guarantor [and the CCI Entities] shall keep its assets, both real and personal, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements so that its business may be properly and advantageously conducted.

          (g)  Payment of Liabilities.  [Each of] Guarantor [and the CCI
               ----------------------
Entities] shall pay all liabilities as they become due unless (with the exception of the Guaranteed Obligations) they are contested in good faith by appropriate actions or legal proceedings and Guarantor [or the CCI Entity] establishes adequate reserves therefor in accordance with GAAP. In any event, each of Guarantor [and the CCI Entities] shall pay as they become due all indebtedness for borrowed money or for the deferred purchase price of property or services and all obligations under leases which have or should have been characterized as capital leases as determined in accordance with GAAP.

          (h)  Real Property Security Interests.  [Each of] Guarantor [and the
               --------------------------------
CCI Entities] shall, as may be required from time to time by Bank, provide such documents as may be necessary or desirable in the judgment of Bank to confirm Bank's security interest in the CCI Collateral. Promptly after the purchase or other acquisition of any real estate, or interest in real estate, Guarantor shall grant to Bank a first deed of trust or mortgage on such real estate, such deed of trust or mortgage to be in form and substance as specified by Bank. In connection with the delivery of any mortgage or deed of trust, Guarantor shall deliver to Bank a mortgagee's title policy, in such amount as Bank shall specify, to be obtained at Guarantor's sole cost. In connection with entering into any lease, Guarantor shall deliver to Bank a Leasehold Assignment and Consent together with such additional consents or estoppels of lessor as Bank shall specify.

          (i)  Basic Documents.  Guarantor shall take all such actions as are
               ---------------
necessary to maintain and renew each Management Agreement relating to a CCI Entity, Underlying Borrower, or Licensee so that such Management Agreement remains in full force and effect. Guarantor shall observe and perform all obligations and covenants under the Guarantor Loan Agreement. Without the consent of Bank, Guarantor shall not amend, supplement, grant consents under, otherwise modify or waive compliance with any provision of the Guarantor Loan Agreement or any Management Agreement.

          (j)  Licenses.  [Each of] Guarantor [and the CCI Entities] shall
               --------
acquire and maintain in effect any and all licenses, certificates, permits, qualifications, authorizations, approvals and the like which are or may be required or necessary to the operation of its business, and every aspect thereof, under the appropriate governmental regulatory agency or agencies, whether federal, state, or local, and shall faithfully comply with any reporting requirement of any such agency (including, without limitation, the FCC Licenses and Paging Licenses and any other licenses or authorizations required by the FCC and any state public utilities commission with respect to the Systems, Contiguous Systems and Paging Systems). [Each of] Guarantor [and the CCI Entities] shall not dispose of any interest in any such license, certificate, permit, qualification, authorization, approval or the like, except in a transaction permitted by Section 8(g) hereof.

          (k)  Completion of Systems and Paging Systems.  With respect to the
               ----------------------------------------
Paging System and any System managed by Guarantor, Guarantor shall (i) expeditiously cause the completion of construction of such System or the Paging System in accordance with the Ten Year Plan for such System or the Paging System, as applicable; (ii) cause the construction of each such System and the Paging System to be in a good and workman-like manner; (iii) cause each System and the Paging System to be in compliance in all material respects with all applicable laws, regulations, codes, permits and licenses, as well as any covenants, conditions, restrictions and reservations applicable thereto; (iv) upon completion and commencement of operation of each System and the Paging System, continuously cause each such System and the Paging System to be operated in a manner consistent with industry practice.

         (l)   Financial Covenants.  Guarantor shall maintain or cause to be
               -------------------
maintained the following financial covenants:

               (i)  Equity to Capitalization.  Consolidated Equity plus the
                    ------------------------
aggregate principal amount of all Subordinated Debt due and payable more than five years from the date of determination hereunder divided by Consolidated Capitalization as of the end of each quarter of the Guarantor's fiscal year for the indicated period as follows:

     Period Beginning              Period Ending         greater than
     ----------------              -------------         ------------

     10/1/94                       9/30/97                  .50
     10/1/97                       9/30/98                  .20
     10/1/98                       9/30/99                  .30
     10/1/99                       9/30/00                  .15
     10/1/00                       thereafter               .25

               (ii)  Consolidated Funded Debt Coverage.  Consolidated Funded
                     ---------------------------------
Debt divided by Financed Proportionate Operating Cash Flow as of the end of each quarter of the Guarantor's fiscal year for the indicated period as follows:

     Period Beginning              Period Ending        less than
     ----------------              -------------        ---------

     10/1/94                       3/31/95                  20.00:1
      4/1/95                       6/30/95                  17.50:1
      7/1/95                       9/30/95                  15.00:1

     10/1/95                       3/31/96                  12.00:1
      4/1/96                       6/30/96                   9.50:1
      7/1/96                       9/30/96                   8.50:1
     10/1/96                       9/30/97                   5.50:1
     10/1/97                       9/30/98                   4.30:1
     10/1/98                       thereafter                3.50:1

               (iii)  Debt Service Coverage.  Financed Proportionate Operating
                      ---------------------
Cash Flow divided by Consolidated Adjusted Debt Service as of the end of each quarter of the Guarantor's fiscal year for the indicated period as follows:

     Period Beginning              Period Ending       Greater than
     ----------------              -------------       ------------

     10/1/94                       9/30/96                  1.00
     10/1/96                       9/30/98                  1.25
     10/1/98                       9/30/99                  1.10
     10/1/99                       thereafter               1.25

               (iv)  Cash Interest Coverage.  Cash Interest Coverage as of the
                     ----------------------
end of each of the quarters of the Guarantor's fiscal year for the indicated period as follows:

     Period Beginning              Period Ending       Greater than
     ----------------              -------------       ------------

     10/1/94                       9/30/95                  1.20
     10/1/95                       3/31/96                  1.50
      4/1/96                       9/30/96                  1.75
     10/1/96                       thereafter               2.00

               (v)  Working Capital.  Maintain positive Working Capital.
                    ---------------

          (m)  Changes to Underlying Borrower Maximum Financing Need. If at any
               -----------------------------------------------------
time the Guarantor's estimate of the Underlying Borrower Maximum Financing Need with respect to a System, a Contiguous System, or a Paging System shall change from the amount previously represented to Bank, in a Ten Year Plan or otherwise, Guarantor shall immediately provide Bank with written notice of such change and the reasons therefor.

          (n)  Funding of the Underlying Borrower Maximum Financing Need for the
               -----------------------------------------------------------------
Paging System.  With respect to the Paging Loan, Guarantor will promptly fund to
-------------
Borrower the difference between the Underlying Borrower Maximum Financing Need for the Paging System and the Paging System Loan Commitment ("Guarantor Paging Funds"), or any portion thereof, as Paging's need for the Guarantor Paging Funds, or any portion thereof, arises.

          (o)  Redemption Notice.  In the event that Guarantor sends a
               -----------------
redemption notice under Section 1105 of the Indenture (as defined below), Guarantor shall cause a copy of such notice to be promptly sent to Bank.

          (p)  Notice of Default Under Indenture.  Guarantor shall give prompt
               ---------------------------------
notice to Bank of any event of default or default which with the passage of time or giving of notice, or both, would become an event of default under the Indenture.

     8.  Negative Covenants of Guarantor.  From and after the date of this
         -------------------------------
Guaranty until the Guaranteed Obligations are indefeasibly paid in full and neither Bank nor any Syndication Party has any obligation to make any advances under the Loan Agreement, Guarantor agrees that it will observe and comply with, and will cause its Subsidiaries to observe and comply with, the following covenants for the benefit of Bank, for itself and as Agent Bank for the benefit of the present and future Syndication Parties:

          (a) Borrowing. Each of Guarantor and its Subsidiaries shall not incur, assume or suffer to exist any Consolidated Liabilities, except for the following Consolidated Liabilities, when in compliance with financial and other covenants of this Guaranty, (i) Consolidated Liabilities which are incurred or exist in the ordinary course of business, are not indebtedness for borrowed money or for the deferred purchase price of property and are not obligations under leases which have or should have been characterized as capital leases as determined in accordance with GAAP, (ii) CCI Subordinated Debt, (iii) Consolidated Liabilities to Borrower or Bank, (iv) leases of, and purchase money financing of, office furnishings and office equipment required in the ordinary course of Guarantor's business and leases (with options to purchase) existing at the date hereof for computers, (v) the indebtedness owed to St. Paul Bank for Cooperatives in connection with the lease by Borrower of a mainframe computer with a software and maintenance package ("Computer Package") from Farm Credit Leasing which indebtedness shall not exceed $114,000.00, and (vi) the indebtedness owed to Amplicon, Inc. ("Amplicon") in connection with the lease by Guarantor of certain computer hardware and software ("Computer Equipment") pursuant to that certain Lease Agreement No. OL-7953 dated June 23, 1994 by and between Guarantor and Amplicon ("Amplicon Lease").

          (b)  No Other Business.  Except for the lease of the Computer Package
               -----------------
by Borrower to Guarantor, each of Guarantor and its Subsidiaries shall not transact or engage in any business other than the design, construction, development and operation of or ownership of interests in cellular and other telecommunication systems. Guarantor and each of its Subsidiaries shall not acquire assets which are unrelated to such business, other than equity interests in B-Side L.L.C., B-Side Carriers, L.P. and TVX, Inc.

          (c) Liens. Each of Guarantor and its Subsidiaries shall not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in (collectively sometimes called "Liens") any of its property or assets, tangible or intangible, now owned or held or hereafter acquired, except:

               (i)  the Liens resulting from this Guaranty;

               (ii)  liens to Guarantor, Borrower or Bank;

               (iii) purchase money liens or security interests (including without limitation conditional sales agreements) upon or in cellular equipment acquired by Guarantor after March 15, 1989; provided, however, that any such lien or security interest extends to and covers only the cellular equipment then being acquired, and provided, further, that any such lien or security interest is terminated for an item of equipment on or prior to acceptance of such equipment by Guarantor or by any Underlying Borrower or Licensee or final payment of the purchase price of such equipment by Guarantor or by any Underlying Borrower or Licensee (whichever is earliest).

               (iv) liens for taxes or other governmental charges which are not due or remain payable without penalty, or are being contested in good faith by appropriate actions or proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for such taxes or other governmental charges;

               (v) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

               (vi) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings;

               (vii) easements, rights-of-way, restrictions and other similar matters incidental to the ownership of property which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of Guarantor or a Subsidiary;

               (viii) purchase money security interests in, or leases (with options to purchase) for, office furnishings and office equipment (including without limitation the telephone equipment used solely at Guarantor's principal executive office and computers for office use) required in the ordinary course of Guarantor's business; provided that such security interests shall attach only to, and such leases shall only concern, the office furnishings and office equipment so purchased or leased;

               (ix) the interest of St. Paul Bank for Cooperatives in a computer pursuant to the Letter of Credit Reimbursement Agreement dated October 26, 1990 and Letter of

Credit dated December 19, 1990 issued by Bank in favor of St. Paul Bank for Cooperatives; or

               (x) the interest of Amplicon in certain computer hardware and software pursuant to the Amplicon Lease and any financing statements which describe the Computer Equipment as collateral filed by Amplicon for the purpose of securing Guarantor's obligations under the Amplicon Lease.

          (d)  Sale of Assets.  Each of Guarantor and its Subsidiaries shall not
               --------------
dispose of any Substantial Part of its assets to any Person except (i) to Guarantor, (ii) in a transaction permitted by Section 8 (g) hereof, or (iii) the sale or other disposition of office furnishings or office equipment in the ordinary course of Guarantor's business. If any transaction occurs which requires prepayment of an Underlying Loan, then Guarantor shall cause to be made the prepayment of such Underlying Loan. Guarantor shall further cause to be made the mandatory prepayment required by the Loan Agreement upon the prepayment of such Underlying Loan.

          (e)  Liabilities of Others.  Each of Guarantor and its Subsidiaries
               ---------------------
shall not assume, guaranty, endorse or otherwise become directly or contingently liable in connection with any obligation of any Person other than Guarantor or a Wholly-Owned Subsidiary, except for (i) obligations among Guarantor, Borrower, and Underlying Borrowers; (ii) liabilities arising by reason of the fact that Guarantor or a Subsidiary is a general partner of a partnership; and (iii) in addition to the previous exceptions, direct or contingent liabilities of Guarantor for obligations of other Persons which obligations do not exceed at any time the aggregate amount of $100,000.

          (f)  Dividends, Repurchases and Distributions; Subordinated Debt.
               -----------------------------------------------------------
Each of Guarantor and its Subsidiaries will not declare or pay or set aside for payment any dividends upon any shares of their respective capital stock (except dividends payable in shares of such stock) or purchase, redeem or retire, or make any other distribution on any shares of their respective capital stock or other equity interests; and shall not make any prepayment on, redeem, or purchase any CCI Subordinated Debt of Guarantor or any Subsidiary (except any prepayment, redemption or purchase payable in shares of Guarantor's capital stock); provided, however, that (i) a Licensee which is not an Underlying Borrower may make distributions to its equity holders, and (ii) Guarantor may declare dividends or make payments of CCI Subordinated Debt in an aggregate amount not to exceed one-half of net cash distributions received by Guarantor, less an amount equal to funds which have been provided by Guarantor to Borrower, whether by way of equity contribution or loan, for the purpose of any principal payment on indebtedness for Subordinated Funds, so long as no Event of Default or Potential Default exists before or after such distribution or payment is made by Guarantor. As used in this provision, "net cash distributions" mean the aggregate of all cash received by Guarantor from all Underlying Borrowers from and after March 31, 1989 as distributions on equity interests in such Underlying Borrowers from the net income thereof (minus any losses) since the inception of such Underlying Borrowers (for this purpose, all cash distributions by an Underlying Borrower shall be deemed to come first from any net income, and net income shall be determined in accordance with GAAP).

          (g)       Merger; Sale of All Assets; Stock Sales
                    ---------------------------------------

               (i) Each of Guarantor and its Subsidiaries shall not (A) liquidate, merge, consolidate or reorganize with or into any Person, or (B) dispose of all or any Substantial Part of its assets, except that:

                    (A) Guarantor may merge, consolidate or reorganize with or into any Person or dispose of all or substantially all of its assets if (x) the successor which results from such merger, consolidation or reorganization or to which such disposition shall have been made (the "surviving party") shall expressly assume in writing the due and punctual payment and performance and observance of all the covenants of this Guaranty to be performed or observed by Guarantor, and the surviving party shall furnish to Bank, and the other Syndication Parties, an opinion of counsel satisfactory to Bank to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding agreement of the surviving party enforceable in accordance with its terms; and (y) immediately after the consummation of the transaction and after giving effect thereto, no default in respect of any of the covenants in this Guaranty shall exist;

                    (B) Any Subsidiary may merge, consolidate, or reorganize with Guarantor or a Wholly-Owned Subsidiary so long as in any such merger, consolidation or reorganization involving Guarantor, Guarantor shall be the surviving or continuing corporation and so long as in any merger, consolidation or reorganization involving any other Subsidiary the surviving or continuing party shall continue to be a Subsidiary;

                    (C) Any Subsidiary may dispose of all or a substantial part of its assets to Guarantor or any Wholly Owned Subsidiary.

                    (D) Any Subsidiary may dispose of all or a substantial part of its assets if: simultaneously all Consolidated Liabilities of such Subsidiary at the time owned by Guarantor and every other Subsidiary shall be disposed of as an entirety; the Board of Directors of Guarantor shall have determined, as evidenced by a resolution, that the retention of such assets is no longer in the best interest of Guarantor; such assets are disposed of to a Person for a consideration and on terms reasonably deemed by the Board of Directors of Guarantor to be adequate and satisfactory; such Subsidiary shall have as part of its assets no continuing investment in Guarantor or any other Subsidiary not being simultaneously disposed of; and such disposition does not involve a Substantial Part of the assets of Guarantor.

               (ii) Guarantor shall not dispose of any shares of stock of any class or any equity or voting interest in any Subsidiary (except to a Wholly-Owned Subsidiary or for the purpose of qualifying directors) or any Consolidated Liabilities of such Subsidiary owned by Guarantor, and shall not permit any Subsidiary to dispose of (except to Guarantor or any Wholly Owned Subsidiary) any shares of stock of any class or Consolidated Liabilities of any other Subsidiary, unless: (A) simultaneously all shares of stock, any equity or voting interests and Consolidated Liabilities of such Subsidiary at the time owned by Guarantor and every other Subsidiary shall be disposed of as an entirety; (B) the Board of Directors of Guarantor shall have determined, as evidenced by a resolution, that the retention of such stock, interests and Consolidated Liabilities is no longer in the best interest of Guarantor; (C) such stock, interests and Consolidated Liabilities are disposed of to a Person, for a consideration and on terms reasonably deemed by the Board of Directors of Guarantor to be adequate and satisfactory; (D) such Subsidiary being disposed of shall not have any continuing investment in Guarantor or any other Subsidiary not being simultaneously disposed of; and (E) such disposition does not involve a Substantial Part of the assets of Guarantor.

          (h)  Loans, Advances and Investments.  Each of Guarantor and its
               -------------------------------
Subsidiaries will not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person other than Bank and Borrower, except that Borrower may make the Underlying Loans, Guarantor may make short-term loans and capital investments which aggregate no more than $8.5 million in entities related to the telecommunications industry, entities operating primarily in the geographical markets currently managed by Guarantor, or in entities which will create synergies with Guarantor's current operations, and, in addition, Guarantor or any Subsidiary may make, own, purchase or acquire:

               (i) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

               (ii) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

               (iii) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

               (iv) repurchase agreements of any bank or trust company incorporated under the laws of the United States of

America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government;

               (v) Loans or advances by Guarantor to Lewiston-Auburn Cellular, Inc., provided that such loans or advances to Lewiston-Auburn Cellular, Inc. do not exceed $3,000,000; loans or advances to Steamboat Springs Cellular General Partnership, provided that such loans or advances to Steamboat Springs Cellular General Partnership do not exceed $2,500,000; advances by Guarantor to a CCI Entity pursuant to the terms of the Management Agreement between Guarantor and such CCI Entity; and investments by Guarantor in the Subsidiaries set forth in
Section 6(j), B-Side L.L.C., TVX, Inc., Liberty Cellular, Inc., B-Side Carriers, L.P., Underlying Borrowers, and corporations whose sole business is to own interests in Underlying Borrowers or Licensees in which an Underlying Borrower owns a Licensee Equity Interest; or capital contributions by Guarantor with respect to partnership interests in Underlying Borrowers or partnerships whose sole business is to invest in Underlying Borrowers or Licensees in which an Underlying Borrower owns a Licensee Equity Interest; and

               (vi) investments in accordance with the Investment Policy of Guarantor dated as of October 26, 1994, and adopted by Guarantor's Board of Directors, a correct and complete copy of which has been provided by Guarantor to Bank; provided, however that any amendments thereto shall be satisfactory to Bank in its sole discretion.

          (i)  Property and Services from Guarantor.  Each of Guarantor and its
               ------------------------------------
Subsidiaries shall not sell to any CCI Entity, or Underlying Borrower any equipment, other personal property, real property or services except in the ordinary course of their respective businesses and upon fair and reasonable terms no less favorable to the CCI Entity or Underlying Borrower than would be obtained by the CCI Entity or Underlying Borrower in a comparable arm's-length transaction with an unrelated Person. Bank acknowledges and agrees that the fees charged by Guarantor for the services provided under the Management Agreements do not violate this Section.

          (j)  Redemption Rights Under the Indenture.  Guarantor shall not
               -------------------------------------
exercise its redemption rights pursuant to Article 11 of the Indenture if such redemption would constitute a breach of Guarantor's covenants contained in
Section 8(f) of this Guaranty.

          (k)  Acceleration of Notes.  Guarantor shall not cause or permit the
               ---------------------
Notes to become or to be declared due and payable prior to the date on which they otherwise would have become due and payable because of a default under the Indenture.

          (l)  Defeasance or Covenant Defeasance.  Guarantor shall not institute
               ---------------------------------
a Defeasance or a Covenant Defeasance (as those terms are defined in the Indenture) under Article 15 of the Indenture.

     9.        Indemnification.
               ---------------

          (a)  General.  Guarantor agrees to indemnify and hold Bank and each
               -------
Syndication Party and their respective directors, officers, employees, agents, professional advisers and representatives ("Indemnified Parties" or each an "Indemnified Party") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which any such Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorney's fees incurred by any such Indemnified Party, arising out of or resulting from (i) the inaccuracy of any representation or warranty of Borrower or Guarantor in the Loan Agreement or this Guaranty, (ii) the failure of Borrower or Guarantor to perform or comply with any covenant or obligation of Borrower or Guarantor under the Loan Agreement or this Guaranty, or (iii) the exercise by any such Indemnified Party of any right or remedy set forth in the Loan Agreement or this Guaranty, provided that Guarantor shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent caused by the willful misconduct or gross negligence of such Indemnified Party. The obligation to indemnify set forth in this Section 9(a) shall survive the termination of this Guaranty and other covenants of this Guaranty.

          (b)  Indemnification Relating to Hazardous Substances.
               ------------------------------------------------

               (i) Each of Guarantor and the CCI Entities shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Guarantor or the CCI Entity, except in accordance with all Environmental Regulations; each of Guarantor and the CCI Entities shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Guarantor or the CCI Entity, except in accordance with Environmental Regulations; and each of Guarantor and the CCI Entities shall comply with all Environmental Regulations which are applicable to such property. If Bank, acting for its own benefit or in its role as Agent Bank for the benefit of the present and future Syndication Parties, reasonably believes that an Environmental Regulation has been violated by Guarantor or CCI Entity upon property owned or held by Guarantor or any CCI Entity, if Bank so requests, Guarantor shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Guarantor's sole cost and expense, by an engineer or scientist acceptable to Bank. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Regulation has been violated, Bank shall reimburse Guarantor for the costs and expenses of such engineer or scientist in completing such audit or report. This clause (i) shall apply only to a CCI Entity which Guarantor manages, or in which Guarantor has a general partner interest or a controlling interest, or which receives any loan from Borrower.


(iii) Guarantor shall indemnify each Indemnified Party against, and shall reimburse each Indemnified Party for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by such Indemnified Party (prior to trial, at trial and on appeal) in any action against or involving such Indemnified Party, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, property owned or held by Guarantor or any CCI Entity, it being the intent of Guarantor and Bank that none of the Indemnified Parties shall have any liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of any Indemnified Party in the property created by any documents securing the Guaranteed Obligations (including without limitation the Guarantor Security Agreement) or as the result of any such Indemnified Party exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure.


(v) The foregoing covenants of this paragraph (b) shall be deemed continuing covenants for the benefit of each of the Indemnified Parties, and any successors and assigns thereof, including but not limited to the holder of any certificate of purchase, any transferee of the title of Bank or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by Bank, or any Syndication Party, Guarantor or any CCI Entity, or anyone claiming by, through or under Bank, any Syndication Party, Guarantor or any CCI Entity by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Guarantor Security Agreement. The indemnification and covenants of this
Section 9(b) shall survive termination of this Guaranty and any other covenants of this Guaranty.

     (10)  Defined Terms.  As used in this Guaranty, the following terms shall
           -------------
have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

           "Agent Bank Rights":  As defined in Section 12(a).
            -----------------

           "Benefit Arrangement":  As defined in Section 6(i).
            -------------------

           "CCI Entity":  Any corporation or partnership in which Guarantor
            ----------
           owns, directly or indirectly, an equity or ownership interest. The CCI Entities shall include any Subsidiary or Wholly-Owned Subsidiary, but shall exclude Bank.

           "CCI Collateral":  As defined in Section 5(a).
            --------------

           "CCI Subordinated Debt":  Guarantor's 8.75% Convertible Senior
            ---------------------
           Subordinated Notes due January 15, 2001, issued pursuant to the Note Purchase Agreement dated January 15, 1993; Guarantor's 11 3/4% Senior Subordinated Discount Notes due 2003 ("Senior Discount Notes"); Guarantor's 11 1/4% Subordinated Notes due 2005 ("Notes") issued under the Indenture dated as of July 6, 1995 ("Indenture"), in an aggregate principal amount not to exceed $80,000,000 notwithstanding the fact that the Indenture governs the issuance of Notes in a total principal amount of $100,000,000.

           "Compliance Certificate":  A certificate of the chief financial
            ----------------------
           officer of Guarantor acceptable to Bank and in the form attached hereto as Exhibit E, setting forth in reasonable detail the data and
                     ---------
           calculations showing compliance with the financial covenants set forth in Section 7(l) hereof.

           "Consolidated Liabilities":  An amount equal to the aggregate amount
            ------------------------
           of all liabilities of Guarantor and Guarantor's consolidated entities.

           "Consolidated Net Income":  The aggregate net income for Borrower,
            -----------------------
           Guarantor and Guarantor's consolidated entities (decreased by any losses), determined in accordance with GAAP for the most recently completed four Quarters.

           "Consolidated Net Worth":  The consolidated stockholders' equity of
            ----------------------
           Borrower, Guarantor and Guarantor's consolidated entities, to be determined both as to classification of items and amounts in accordance with GAAP.

           "Guaranteed Obligations":  As defined in Section 1.
           ----------------------

           "Guarantor":  CommNet Cellular Inc., a Colorado corporation, and its
            ---------
           permitted successors and assigns under this Guaranty.

           "Guarantor Loan":  the loan made by Guarantor to Borrower pursuant to
            --------------
           the Guarantor Loan Agreement.

           "Indemnified Party":  As defined in Section 9(a).
            -----------------

           "Junior Debt":  As defined in Section 11(a).
            -----------

           "Loan Agreement":  As defined in the Recitals.
            --------------

           "Lien":  As defined in Section 8(c).
            ----

           "Partner Consent":  As defined in Section 5(b).
            ---------------

           "Senior Debt":  As defined in Section 11(a).
            -----------

           "Subsidiary":  A corporation or partnership of which Guarantor owns,
            ----------
           directly or indirectly, more than 50% of the voting securities. For this purpose, voting securities means securities or interests of any class or classes of a corporation or partnership, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors or Persons performing similar functions.

           "Substantial Part":  In reference to a disposition of assets, assets
            ----------------
           which are not being sold in the ordinary course of business and the book value of which when added to the book value of all other assets disposed of by Guarantor and its Subsidiaries (other than in the ordinary course of business) during the same fiscal year, exceeds ten percent (10%) of the Consolidated Net Worth determined as of the end of the immediately preceding fiscal year or contributed more than ten percent (10%) of the Consolidated Net Income of Guarantor for such fiscal year.

           "Successor Agent":  As defined in Section 1.
            ---------------

           "Syndication Agreement":  That certain Syndication and Agent Bank
            ----------------------
           Agreement dated as of September 6, 1995 by and between Bank, as a Syndication Party and as Agent Bank, and those entities who acquire interests in the Advances made pursuant to the Loan Agreement as such entities are designated in, and become parties to, such Syndication and Agent Bank Agreement.

           "Syndication Party Notes":  Those promissory notes payable by
            -----------------------
           Borrower to each individual Syndication Party, as they may be amended, restated, extended, or replaced from time to time.

           "Wholly-Owned Subsidiary":  Any Subsidiary of which all equity,
            -----------------------
           securities or interests and all voting securities (except directors, qualifying shares), with voting securities having the meaning specified in the definition of "Subsidiary", are owned directly by Guarantor and/or Guarantor's other Wholly-Owned Subsidiaries.

           "6 3/4% Notes":  Guarantor's 6 3/4% Convertible Subordinated
            ------------
           Debentures due 2009 issued under that certain Indenture dated as of July 15, 1989.

     Capitalized terms used, but not defined, herein shall have the meaning given to such terms in the Loan Agreement.

     (11)  Subordination of Junior Debt.
           ----------------------------

           (a)  Subordination.  Guarantor hereby subordinates its right to
                -------------
payment and satisfaction of all indebtedness of Borrower to Guarantor arising out of the Guarantor Loan and the Principal Reduction Loan (together, the "Junior Debt") and the payment thereof, directly or indirectly, by any means whatsoever, to the indefeasible payment and satisfaction in full of all Bank Debt (owed to Bank or to any Syndication Party) and all other indebtedness of Borrower to Bank (collectively, "Senior Debt"); provided, however, that Borrower may make payments to Guarantor in respect of the Junior Debt as permitted under
Section 13.6(b) of the Loan Agreement.

           (b)  Distributions.  In the event of any distribution, division, or
                -------------
application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to the creditors of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors, marshalling of assets of Borrower or any other action or proceeding involving the readjustment of all or any part of indebtedness of Borrower or the application of the assets of Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower's business, or upon the sale of all or substantially all of Borrower's assets, then, and in any such event, (i) Bank and all Syndication Parties (as their interests may appear) shall first receive indefeasible payment in full in cash of the Senior Debt prior to the payment of all or any part of the Junior Debt, and (ii) prior to the indefeasible payment in full of the Senior Debt, Bank and all Syndication Parties (as their interests may appear) shall be entitled to receive, for application to the Senior Debt, any payment or distribution of any kind or character, whether in cash, securities or other property, which may be payable or deliverable in respect of any or all of the Junior Debt.

           (c)  Enforcement of Rights of Guarantor.  In order to enable Bank to
                ----------------------------------
enforce its rights under Section 11 (a) and (b) above, Bank, as Agent Bank, is hereby irrevocably authorized and empowered (in its own name or in the name of Guarantor or otherwise), but shall have no obligation, to enforce claims comprising any of the Junior Debt by proof of debt, proof of claim, suit or otherwise and take generally any action which Guarantor might otherwise be entitled to take, as Bank may deem necessary or advisable for the enforcement of its rights or interests hereunder.

           (d)  Further Assurances.  To the extent necessary for Bank and the
                ------------------
Syndication Parties to realize the benefits of the subordination of the Junior Debt provided for herein (including the right to receive any and all payments and distributions which might otherwise be payable or deliverable with respect to Guarantor in any proceeding described in Section 11(b) above, Guarantor shall execute and deliver to Bank, for the benefit of Bank and the Syndication Parties, such instruments or documents (together with such assignments or endorsements as Bank shall deem necessary), as may be requested by Bank.

           (e)  Payments Received by Guarantor.  Except for payments received by
                ------------------------------
Guarantor as provided in Section 11(a) above, should any payment or distribution or security or instrument or proceeds thereof be received by Guarantor in respect of the Junior Debt, Guarantor shall receive and hold the same in trust, as trustee, for the benefit of Bank and the Syndication Parties, segregated from other funds and property of Guarantor and shall forthwith deliver the same to Bank (together with any endorsement or assignment of Guarantor where necessary), for application to any of the Senior Debt. In the event of the failure of Guarantor to make any such endorsement or assignment to Bank, Bank, as Agent Bank, or any of its officers or employees, are hereby irrevocably authorized on behalf of Guarantor to make the same.

           (f)  Instrument Legend and Notation.  Any instrument at any time
                ------------------------------
evidencing the Junior Debt, or any portion thereof, shall be permanently marked on its face with a legend conspicuously indicating that payment thereof is subordinate in right of payment to the Senior Debt and subject to the terms and conditions of this Section 11. In the event any legend or endorsement is omitted, Bank, as Agent Bank, or any of its officers or employees, are hereby irrevocably authorized on behalf of Guarantor to make the same. No specific legend, further assignment or endorsement or delivery of notes, guarantees or instruments shall be necessary to subject any Junior Debt to the subordination provisions of this Section 11.


     (12)  Miscellaneous.
           -------------

           (a)  Syndication.  Guarantor has received and reviewed the
                -----------
Syndication Agreement. Guarantor acknowledges, agrees, and consents to (i) Bank's transfer, assignment, and syndication of a portion of the Bank Debt to the Syndication Parties (and any further such transfers or acquisitions in the future) under the terms and conditions set forth in the Syndication Agreement, and (ii) Borrower's execution of the Syndication Party Notes (now and in the future in the event portions of the Bank Debt are acquired by other entities who become Syndication Parties). Guarantor further agrees and acknowledges (iii) that Bank is acting hereunder in its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties; (iv) that, except where the context clearly requires a different construction, the rights, powers and duties granted to Bank in Articles 9, 14, 15, 16, and 18 of the Loan Agreement are granted to it in its role as Agent Bank ("Agent Bank Rights"); and
(v) that in the event that, pursuant to the provisions of the Syndication Agreement, a successor is appointed for Bank in its capacity as Agent Bank ("Successor Agent Bank"), such Successor Agent Bank shall be entitled to exercise all the Agent Bank Rights hereunder. If a Successor Agent Bank is appointed, Bank shall provide Guarantor with a written notice identifying such Successor Agent Bank. The Syndication Parties may have an agreement among themselves as to notices, amendments, waivers, consents, actions, decisions and other matters under this Guaranty; however, in no event shall Guarantor be required to provide notice to other than the Agent Bank (or Successor Agent
Bank) or to deal with other than the Agent Bank (or Successor Agent Bank) with respect to any amendments, waivers, consents, actions, decisions or other matters under this Guaranty.

           (b)  Loan Agreement.  Guarantor has received and reviewed the Loan
                --------------
Agreement and acknowledges, agrees, and consents to the terms and conditions set forth therein.

           (c)  No Waiver by Bank.  No delay or failure by Bank to exercise any
                -----------------
right or remedy against Borrower or Guarantor will be construed as a waiver of that right or remedy. All remedies of Bank against Borrower and Guarantor are cumulative.

           (d)  Assignment.  Guarantor may not assign this Guaranty without the
                ----------
written consent of Bank. Subject to the foregoing and Section 8(g) above, the provisions of this Guaranty shall be binding upon Guarantor, its successors and assigns.

           (e)  Severability.  The invalidity or unenforceability of any one or
                ------------
more provisions of this Guaranty will not affect any other provision.

           (f)  Amendments.   This Guaranty may not be amended without the
                ----------
written consent of Bank, for itself and as Agent Bank. Guarantor agrees that it shall reimburse Bank for all fees and expenses incurred by Bank in retaining outside legal counsel in connection with any amendment or modification to this Guaranty requested by the Guarantor.

           (g)  Service of Process and Consent to Jurisdiction. Guarantor hereby
                ----------------------------------------------
agrees that any litigation with respect to this Guaranty or to enforce any judgment obtained against Guarantor for breach of this Guaranty may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as Bank may elect; and, by execution and delivery of this Guaranty, Guarantor irrevocably submits to such jurisdiction. With respect to litigation concerning this Guaranty within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Guarantor hereby irrevocably appoints The Corporation Company, 1675 Broadway, Denver, Colorado 80202, as the agent of Guarantor to receive for and on behalf of Guarantor, service of process, which service may be made by mailing a copy of any summons or other legal process to Guarantor in care of such agent. Guarantor agrees that Guarantor shall maintain a duly appointed agent for service of summons and other legal process as long as Guarantor remains obligated under this Guaranty and shall keep Bank advised in writing of the identity and location of such agent. The receipt by such agent and/or by Guarantor of such

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

summons or other legal process in any such litigation shall be deemed personal service and acceptance by Guarantor for all purposes of such litigation.

           (h)  Notices.  Any notice or other communication in connection with
                -------
this Guaranty (including any modifications of, or waivers or consents under, this Guaranty) shall be deemed to be delivered if in writing (or in the form of a telex or facsimile transmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), either (i) on the Business Day actually delivered in fully legible form to such address (as confirmed electronically in the case of a facsimile transmission or evidenced by receipt of the correct answer back in the case of a telex) if received during the normal business hours of the recipient or on the next Business Day if received after normal business hours of the recipient, or (ii) in the case of a letter, five (5) days after the same was deposited in the United States mails, with first-class postage prepaid and registered or certified:

     If to Bank (for itself and in its role as Agent Bank):

     CoBank, ACB
     5500 South Quebec Street
     Greenwood Village, CO 80111
     Attention: Credit Manager, Rural Utilities Banking Group
     Facsimile #: (303) 740-4002

     If to Guarantor:

     CommNet Cellular Inc.
     5990 Greenwood Plaza Boulevard, Suite 300
     Englewood, CO 80111
     Attention: Chief Financial Officer
     Facsimile #: (303) 694-3293

     Guarantor and Bank have executed this Third Amended and Restated Guaranty, all as of the day and year first above written.

                              GUARANTOR:

                              COMMNET CELLULAR INC., a Colorado
                              corporation


                              By:_______________________________
                              Name:  Daniel P. Dwyer
                              Title: Executive Vice President


                              BANK:

                              COBANK, ACB (for itself and as Agent Bank)

                              By:_______________________________
                              Name:  Kevin Brunkow
                              Title: Assistant Vice President


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